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                                 CML GROUP, INC.
                        AND ITS UNDERSIGNED SUBSIDIARIES
                                 524 Main Street
                           Acton, Massachusetts 01720


             AMENDMENT NO. 1 TO CREDIT AGREEMENT AND LIMITED WAIVER


                           Dated as of March 11, 1998


BankBoston, N.A.
(f/k/a The First National Bank of Boston)
100 Federal Street
Boston, Massachusetts 02110


Rothschild Recovery Fund, L.P.
1251 Avenue of the Americas
New York, New York 10020


Ladies and Gentlemen:

      We refer to the Revolving Credit Agreement, dated as of April 17, 1996 and amended and restated as of August 28, 1997 (the "CREDIT AGREEMENT"), among (i) CML Group, Inc. ("CML"), (ii) NordicTrack, Inc., Nordic Advantage, Inc. and Smith & Hawken, Ltd. (collectively, the "BORROWERS"), (iii) BankBoston, N.A. (f/k/a The First National Bank of Boston) ("BANKBOSTON"), Rothschild Recovery Fund, L.P. ("ROTHSCHILD"), and the other financial institutions from time to time listed on SCHEDULE 1 thereto (collectively, the "LENDERS") and (iv) BankBoston, N.A., as administrative, collateral and documentation agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and as Issuing Bank. Capitalized terms used and not otherwise defined in this letter agreement (this "AMENDMENT AGREEMENT") shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby. CML and the Borrowers are sometimes referred to herein collectively as the "OBLIGORS".

      We are not in compliance with the mandatory repayment provisions of
Section 3.2 of the Credit Agreement because the outstanding amount of the NordicTrack Loans PLUS NordickTrack's Letter of Credit Exposure exceeds the NordicTrack Borrowing Base, because the outstanding amount of S&H Loans PLUS S&H's Letter of Credit Exposure exceeds the S&H Borrowing Base and because Overadvances are not currently permitted under the Credit Agreement. Such noncompliance has resulted in an Event of Default under Section 14.1(a) of the Credit Agreement (the "SPECIFIED BORROWING BASE EVENT OF DEFAULT"). We are also not in compliance with the financial covenants set forth in Sections 11.1, 11.2,
11.3 and 11.5 of the Credit Agreement for the fiscal quarter ending January 31, 1998 and are not now, and have not been since sometime after October 31, 1997, in compliance with the financial covenant set forth in Section 11.4 of the Credit Agreement. Such noncompliance has resulted in Events of Default under





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Section 14.1(c) of the Credit Agreement (the "SPECIFIED FINANCIAL COVENANT
EVENTS OF DEFAULT" and together with the Specified Borrowing Base Event of Default, the "SPECIFIED EVENTS OF DEFAULT"). In addition, our representation in the first sentence of Section 8.5.1 of the Credit Agreement is not now true because there has been a materially adverse change in the financial condition, business and/or operations of CML, the Borrowers and their Subsidiaries since May 3, 1997 (the "MATERIALLY ADVERSE CHANGE").

      The continuation of the unremedied Specified Events of Default, together with the continuation of the Materially Adverse Change, has had, and continues to have, the following consequences under the Credit Agreement:

            (a) The Lenders have no obligation to make any Loans and the Issuing Bank has no obligation to issue any Letters of Credit under the Credit Agreement;

            (b) The Lenders may terminate the Commitments and declare the entire unpaid principal of and interest on the Notes and all other Obligations under the Loan Documents to be immediately due and payable; and

            (c) The Administrative Agent and the Lenders are entitled to exercise their other rights and remedies under the Loan Documents and applicable law.

      We have requested that the Administrative Agent and each of the Lenders agree, on the terms and subject to the conditions contained herein, (i) to permanently waive the Specified Borrowing Base Event of Default resulting from noncompliance with Sections 3.2 of the Credit Agreement as in effect prior to giving effect to this Amendment Agreement solely for periods ended prior to the date hereof, (ii) to permanently waive the Specified Financial Covenant Events of Default resulting from noncompliance with Sections 11.1, 11.2, 11.3, 11.4 and
11.5 of the Credit Agreement as in effect prior to giving effect to this Amendment Agreement solely for periods ended prior to the date hereof, and (iii) to amend the first sentence of Section 8.5.1 of the Credit Agreement.

      In addition, we have requested that the Administrative Agent and each of the Lenders agree, on the terms and subject to the conditions contained herein, to amend the Credit Agreement to, among other things, (i) increase the Total Commitment from $40,000,000 to $50,000,000, (ii) increase the Maximum Overadvance Amount from $15,000,000 to up to $35,000,000, (iii) extend the period during which Overadvances are permitted to be outstanding, and (iv) eliminate the Overadvance Borrowing Base limitation on Overadvances.

      The Administrative Agent and the Lenders have advised us that they are prepared to grant such waivers and to so amend the Credit Agreement, on the terms and subject to the conditions and in reliance on our representations contained herein.

      Accordingly, CML, the Borrowers, the Lenders, the Administrative Agent and the Issuing Bank hereby agree as follows:


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      Section 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as set forth below.

            (a) DEFINITIONS. Section 1.1 of the Credit Agreement is amended as follows:

                  (i)   the definition of "BORROWING BASE" set forth in such
            Section is amended and restated in its entirety as follows:

                        BORROWING BASE. The NordicTrack Borrowing Base and the
                  S&H Borrowing Base.

                  (ii)  the definition of "ELIGIBLE ASSIGNEE" set forth in such
            Section is amended and restated in its entirety as follows:

                        ELIGIBLE ASSIGNEE. Any of (i) a commercial bank or
                  finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; (v) Rothschild Recovery Fund, L.P.; and (vi) any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Administrative Agent, such approval not to be unreasonably withheld.

                  (iii) the definition of "FEE LETTER" set forth in such Section is amended and restated in its entirety as follows:

                        FEE LETTER. The letter agreement dated as of March 6,
                  1996, as amended and restated as of the Original Closing Date and as further amended and restated as of the Amendment No. 1 Effective Date among CML, the Borrowers, the Administrative Agent and Rothschild Recovery Fund, L.P.

                  (iv)  the definition of "MATURITY DATE" set forth in such
            Section is amended and restated in its entirety as follows:

                        MATURITY DATE. July 10, 1998.


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                  (v)   the definition of "MAXIMUM OVERADVANCE AMOUNT" set forth
            in such Section is amended and restated in its entirety as follows:

                        MAXIMUM OVERADVANCE AMOUNT. $35,000,000.

                  (vi) the definition of "MORTGAGES" set forth in such Section is amended by inserting before the period at the end of such definition the following text: "or Amendment No. 1 to Credit Agreement".

                  (vii) the definition of "SECURITY DOCUMENTS" set forth in such
            Section is amended by inserting after the words "the Mortgages," the words "the Life Insurance Collateral Assignments, the Aircraft Security Agreement,".

                  (viii) the definition of "SETTLEMENT DATE" set forth in such
            Section is amended and restated in its entirety as follows:

                        SETTLEMENT DATE. (a) In connection with the Settlement
                  to be made with respect to the Loans outstanding on the Amendment No. 1 Effective Date, the relevant Settlement Date shall be March 12, 1998, and (b) in connection with any other Settlement, the relevant Settlement Date shall be the date which shall be six (6) Business Days following the giving of notice (including the date of such notice) by the Administrative Agent to the Lenders of the Administrative Agent's intention to effect a Settlement and of each Lender's Settlement Amount in connection therewith, in each case in accordance with the provisions of ss.2.8; PROVIDED, HOWEVER that except during the continuance of a Frequent Settlement Period, the Administrative Agent shall not give more than one such notice of its intention to effect a Settlement during any one calendar week (such limitation not to be applicable during the continuance of any Frequent Settlement Period).

                  (ix) the definition of "SUB-OVERADVANCE AMOUNT" set forth in such Section is amended by replacing the reference to "ss.2.1.6(b)" appearing therein with a reference to "ss.2.1.5(b)".

                  (x) the following new definitions are inserted in the appropriate alphabetical sequence in such Section:

                               ACCOUNTS PAYABLE. At any time with respect to any
                      Person, the aggregate accounts payable of such Person and its Subsidiaries determined in accordance with generally accepted accounting principles.

                               ACCRUED EXPENSES. At any time with respect to any
                      Person, the aggregate accrued expenses of such Person and its Subsidiaries determined in accordance with generally accepted accounting principles.


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                              AIRCRAFT SECURITY AGREEMENT. The Aircraft Security
                        Agreement, dated as of the Amendment No. 1 Effective Date, between CML and the Administrative Agent and in form and substance satisfactory to the Lenders and the Administrative Agent.

                              AMENDMENT NO. 1 EFFECTIVE DATE. The date on which
                        all of the conditions to effectiveness set forth in
                        Section 4 of Amendment No. 1 to Credit Agreement are satisfied or waived and Amendment No. 1 to Credit Agreement becomes effective.

                              AMENDMENT NO. 1 TO CREDIT AGREEMENT. Amendment No.
                        1 to Credit Agreement and Limited Waiver, dated as of March 11, 1998, among CML, the Borrowers, the Lenders, the Issuing Bank and the Administrative Agent.

                              APPROVED BUDGETED EXPENSES. Expenses incurred by
                        CML in the ordinary course of business for itself or for the benefit of any of the Borrowers or their Subsidiaries, in each case which were previously included in the applicable CML Budget or, in the case of expenses incurred for the benefit of any of the Borrowers or their Subsidiaries, in the Monthly Budget, prepared in each case by CML and submitted to and approved by the Majority Lenders.

                              BORROWER EXPOSURE. At any time with respect to any
                        Borrower, the sum of (a) the outstanding amount of Loans made to such Borrower PLUS (b) the aggregate Letter of Credit Exposure of such Borrower.

                              CML BUDGETS. Each of (a) the monthly operating
                        budget of CML for the months of March 1998 and April 1998 delivered to the Administrative Agent and the Lenders pursuant to, and satisfying the requirements of, ss.9.4(p), and (b) the monthly operating budget of CML for the months of May 1998 through July 1998 delivered to the Administrative Agent and the Lenders pursuant to, and satisfying the requirements of, ss.9.4(p).

                              FREQUENT SETTLEMENT PERIOD. Any period during
                        which (a) a Default or an Event of Default shall have occurred and be continuing or (b) the amount of Loans outstanding from BKB PLUS BKB's Commitment Percentage of the aggregate Letter of Credit Exposure of the Borrowers is equal to or greater than BKB's Commitment Percentage of the Total Commitment.

                              INSURANCE LOANS. Any and all loans borrowed by CML
                        against the loan value of the Key Man Life Insurance Policies.

                              KEY MAN LIFE INSURANCE POLICIES. Collectively, (i)
                        the life insurance policy issued on the life of Charles
                        M. Leighton for the benefit of CML in the face amount of $400,000 by The New England Mutual Life Insurance Company, Life Policy number 8698540, (ii)




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                        the life insurance policy issued on the life of Charles
                        M. Leighton for the benefit of CML in the face amount of $800,000 by The New England Mutual Life Insurance Company, Life Policy number 8672183, (iii) the life insurance policy issued on the life of G. Robert Tod for the benefit of CML in the face amount of $408,000 by The New England Mutual Life Insurance Company, Life Policy number 8698541, and (iv) the life insurance policy issued on the life of G. Robert Tod for the benefit of CML in the face amount of $800,000 by The New England Mutual Life Insurance Company, Life Policy number 8672184.

                              LIFE INSURANCE COLLATERAL ASSIGNMENTS. The
                        collateral assignments of the Key Man Life Insurance Polices executed and delivered by CML to the Administrative Agent and in form and substance satisfactory to the Lenders and the Administrative Agent.

                              MONTHLY BUDGET. The monthly operating budget of
                        CML and its Subsidiaries for the period from March 1, 1998 through July 31, 1998 delivered to the Administrative Agent and the Lenders on or prior to the Amendment No. 1 Effective Date and attached as ANNEX A to Amendment No. 1 to Credit Agreement, such Monthly Budget including a report of each Borrower's projected monthly outstandings (including Loans and Letter of Credit Exposure), Overadvances, Borrowing Base availability, Accounts Payable and Accrued Expenses.

                              TRUST. The Trust, as such term is defined in the
                        Trust Agreement.

                              TRUST AGREEMENT. The Trust Agreement dated as of
                        June 28, 1989, between CML and Indian Head National Bank, pursuant to which CML has established a "rabbi trust" for the benefit of certain executive employees of CML.

                              TRUST ASSETS. Any assets or properties from time
                        to time heretofore or hereafter transferred to the Trust pursuant to the terms of the Trust Agreement and constituting assets held in trust for the benefit of certain executive employees of CML.

                              WARRANT DOCUMENTS. Collectively, (a) the Warrant
                        Purchase Agreement dated as of the Amendment No. 1 Effective Date among CML and the Lenders and (b) the Common Stock Purchase Warrants of CML issued to each of the Lenders pursuant to the terms of such Warrant Purchase Agreement, each in form and substance satisfactory to the Lenders.

                              WEEKLY BUDGETS. Each of (a) the weekly operating
                        budget of CML and its Subsidiaries for the period from March 1, 1998 through April 30, 1998 delivered to the Administrative Agent and the Lenders on or prior to the Amendment No. 1 Effective Date and

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                        attached as ANNEX B to Amendment No. 1 to Credit
                        Agreement and (b) the weekly operating budget of CML and its Subsidiaries for the period from May 1, 1998 through July 10, 1998 delivered to the Administrative Agent and the Lenders pursuant to, and satisfying the requirements of, ss.9.4(p), in the case of each of the foregoing clauses (a) and (b), including a report of each Borrower's projected weekly outstandings (including Loans and Letter of Credit Exposure), Overadvances and Borrowing Base availability.

                  (xi) the definitions of "DETERMINED VALUE", "ELIGIBLE MACHINERY AND EQUIPMENT", "ELIGIBLE REAL ESTATE", "OVERADVANCE BORROWING BASE", "OVERADVANCE REALLOCATION DATE", "OVERADVANCE REALLOCATION REQUEST" and "PERMITTED OVERADVANCE AMOUNT" are each hereby deleted in their respective entireties.

            (b) COMMITMENT TO LEND NORDICTRACK LOANS. Section 2.1.1 of the Credit Agreement is amended and restated in its entirety as follows:

                  2.1.1. COMMITMENT TO LEND NORDICTRACK LOANS. Subject to the
            terms and conditions set forth in this Credit Agreement (including without limitation, the provisions of ss.11.4), the Administrative Agent on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in ss.2.8 and upon the representations and warranties of NordicTrack contained herein agrees to lend to NordicTrack and NordicTrack may borrow, repay, and reborrow from time to time between the Restatement Effective Date and the Maturity Date upon notice by NordicTrack to the Administrative Agent given in accordance with ss.2.6, such sums as are requested by NordicTrack, PROVIDED that the sum of the outstanding amount of the NordicTrack Loans (after giving effect to all amounts requested) PLUS NordicTrack's Letter of Credit Exposure shall not at any time exceed the lesser of (a) NordicTrack's Sub-Commitment and (b) the NordicTrack Borrowing Base PLUS NordicTrack's Sub-Overadvance Amount in effect at such time. The NordicTrack Loans shall be participated in by, and subject to Settlements among, the Lenders on a PRO RATA basis in accordance with the provisions of ss.2.8 and each Lender's Commitment Percentage. Prior to a Settlement with respect to any NordicTrack Loans, all interest accruing on such NordicTrack Loans shall be solely for the account of the Administrative Agent. Each request for a NordicTrack Loan hereunder shall constitute a representation and warranty by NordicTrack that the conditions set forth in ss.12 and ss.13, in the case of the initial NordicTrack Loans to be made on the Restatement Effective Date, and ss.13, in the case of all other NordicTrack Loans, have been satisfied on the date of such request.

            (c) COMMITMENT TO LEND S&H LOANS. Section 2.1.3 of the Credit Agreement is amended and restated in its entirety as follows:

                  2.1.3. COMMITMENT TO LEND S&H LOANS. Subject to the terms and conditions set forth in this Credit Agreement (including without





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            limitation, the provisions of ss.11.4), the Administrative Agent on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in ss.2.8 and upon the representations and warranties of S&H contained herein agrees to lend to S&H and S&H may borrow, repay, and reborrow from time to time between the Restatement Effective Date and the Maturity Date upon notice by S&H to the Administrative Agent given in accordance with ss.2.6, such sums as are requested by S&H, PROVIDED that the sum of the outstanding amount of the S&H Loans (after giving effect to all amounts requested) PLUS S&H's Letter of Credit Exposure shall not at any time exceed the lesser of (a) S&H's Sub-Commitment and (b) the S&H Borrowing Base PLUS S&H's Sub-Overadvance Amount in effect at such time. The S&H Loans shall be participated in by, and subject to Settlements among, the Lenders on a PRO RATA basis in accordance with the provisions of ss.2.8 and each Lender's Commitment Percentage. Prior to a Settlement with respect to any S&H Loans, all interest accruing on such S&H Loans shall be solely for the account of the Administrative Agent. Each request for a S&H Loan hereunder shall constitute a representation and warranty by S&H that the conditions set forth in ss.12 and ss.13, in the case of the initial S&H Loans to be made on the Restatement Effective Date, and ss.13, in the case of all other S&H Loans, have been satisfied on the date of such request.

            (d) OVERADVANCE FACILITY. Section 2.1.5 of the Credit Agreement is amended and restated in its entirety as follows:

                  2.1.5. OVERADVANCE FACILITY.

                        2.1.5(a). MAXIMUM OVERADVANCE AMOUNT. As of any date of
                  determination, the sum of the Overadvances shall not exceed the Maximum Overadvance Amount then in effect. Each Overadvance outstanding from time to time shall bear interest calculated by reference to the Base Rate pursuant to ss.2.5.

                        2.1.5(b). SUB-OVERADVANCE AMOUNTS. The sum of the
                  Overadvances made to any Borrower shall not exceed, during any given period described in SCHEDULE 2.1.5 hereto, the amount for such Borrower set forth opposite such period in such
                  SCHEDULE 2.1.5 (such amount being referred to herein as a "Sub-Overadvance Amount" for such Borrower and such period) (in each case, as such schedule shall be amended in accordance with the provisions set forth below in this paragraph). The Administrative Agent shall keep a record of the Sub-Overadvance Amount of each Borrower as in effect on each date and such record shall be conclusive, in the absence of manifest error. The sum of the Borrowers' Sub-Overadvance Amounts shall not at any time exceed the Maximum Overadvance Amount. SCHEDULE 2.1.5 shall be amended prior to April 30, 1998 to reflect, in a manner reasonably satisfactory to the Lenders, the amount of Overadvances projected for each of the Borrowers in



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                  the Weekly Budget for the period from May 1, 1998 through
                  July 10, 1998 delivered to the Administrative Agent and the Lenders pursuant to, and satisfying the requirements of, ss.9.4(p).

            (e)   INTEREST ON LOANS.

                  (i) EURODOLLAR RATE LOANS. From and after the date hereof, the Borrowers shall not be permitted to request Eurodollar Rate Loans and shall not be permitted to convert Base Rate Loans into Eurodollar Rate Loans. All Eurodollar Rate Loans outstanding on the date hereof shall continue as such until the termination of the Interest Period thereof, at which time they will automatically convert to Base Rate Loans. The Credit Agreement is hereby amended in all appropriate respects to reflect the foregoing agreements.

                  (ii) INTEREST RATES. Sections 2.5(a) and (c) of the Credit Agreement are amended and restated to read, respectively, as follows:

                        (a) Each Base Rate Loan which does not constitute an Overadvance shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of three percent (3.00%) per annum above the Base Rate.

                        (c) Each Base Rate Loan which constitutes an Overadvance shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of four percent (4.00%) per annum above the Base Rate.

            (f) SETTLEMENT AND FUNDING PROCEDURES. Section 2.8.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  2.8.1. SETTLEMENT AND FUNDING PROCEDURES. No later than
            (a) 10:00 a.m. (Boston time) on the Amendment No. 1 Effective Date with respect to the Settlement to be effected on March 12, 1998 with respect to the Loans outstanding on the Amendment No. 1 Effective Date or (b) 10:00 a.m. (Boston time) on the date which is six (6) Business Days (including the date of any notice given by the Administrative Agent as described below) prior to each other Settlement Date occurring after the Amendment No. 1 Effective Date, the Administrative Agent shall give telephonic or facsimile notice
            (i) to the Lenders and the Borrowers of the respective outstanding amount of Loans made by the Agent on behalf of the Lenders from the immediately preceding Settlement Date through the close of business on the prior day and (ii) to the Lenders of the amount (a "Settlement Amount") that each Lender (the "Settling Lender") shall pay to effect a Settlement of any Loan. A statement of the Administrative Agent submitted to the Lenders and the applicable Borrower or to the Lenders with respect to any amounts owing under this ss.2.8.1 shall be PRIMA FACIE evidence of the amount due and owing. The


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                                      -10-


            Settling Lender shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of such Lender's Settlement Amount. All funds advanced by any Lender as a Settling Lender pursuant to this ss.2.8.1 shall for all purposes be treated as a Loan made by such Settling Lender to the applicable Borrower and all funds received by any Lender pursuant to this ss.2.8.1 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by such Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which any of the Borrowers is a debtor prevent a Settling Lender from making any Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such disposition and arrangements with the other Lenders with respect to such Loans, either by way of purchase of participations, distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender's share of the outstanding Loans being equal, as nearly as may be, to such Lender's Commitment Percentage of the outstanding amount of the Loans. Each Lender's obligation to fund its Settlement Amount in connection with any Settlement pursuant to this ss.2.8.1 shall be absolute and unconditional and shall not be affected by any circumstance, including (v) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, any Borrower or any other Person for any reason whatsoever;
            (w) the occurrence and continuation of any Default or Event of Default; (x) any adverse change in the condition (financial or otherwise) of any of CML or its Subsidiaries or any other Lender;
            (y) any breach of any of the Loan Documents by any of CML or its Subsidiaries or any other Lender; or (z) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (g) CHANGES IN BORROWING BASES. The final sentence of Section 2.9 of the Credit Agreement is amended and restated in its entirety to read as follows:

            For purposes of this Credit Agreement and the other Loan Documents, the Administrative Agent may assume, subject to adjustment based upon the provisions of this Credit Agreement, that each Borrower's Borrowing Base in effect on any given date is such Borrower's Borrowing Base as indicated on the most recent Borrowing Base Report delivered on a timely basis to the Lenders and the Administrative Agent in accordance with the provisions of ss.9.4(f) hereof.

            (h) MANDATORY REPAYMENT OF LOANS. Section 3.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  3.2.  MANDATORY REPAYMENTS OF LOANS.

                        3.2.1. NORDICTRACK LOANS. If at any time the sum of the
                  outstanding amount of the NordicTrack Loans and NordicTrack's Letter




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                                      -11-



                  of Credit Exposure exceeds the lesser of (i) NordicTrack's Sub-Commitment in effect at such time and (ii) the NordicTrack Borrowing Base PLUS NordicTrack's Sub-Overadvance Amount in effect at such time, then NordicTrack shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: FIRST, to any Unpaid Reimbursement Obligations in respect of Letters of Credit issued at the request of NordicTrack; SECOND, to the NordicTrack Loans; and THIRD, to provide to the Administrative Agent cash collateral for Reimbursement Obligations in respect of Letters of Credit issued at the request of NordicTrack as contemplated by ss.4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of NordicTrack Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Unpaid Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's NordicTrack Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

                        3.2.2. INTENTIONALLY OMITTED.

                        3.2.3. S&H LOANS. If at any time the sum of the
                  outstanding amount of the S&H Loans and S&H's Letter of Credit Exposure exceeds the lesser of (i) S&H's Sub-Commitment in effect at such time and (ii) the S&H Borrowing Base PLUS S&H's Sub-Overadvance Amount in effect at such time, then S&H shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: FIRST, to any Unpaid Reimbursement Obligations in respect of Letters of Credit issued at the request of S&H; SECOND, to the S&H Loans; and THIRD, to provide to the Administrative Agent cash collateral for Reimbursement Obligations in respect of Letters of Credit issued at the request of S&H as contemplated by ss.4.2(b) and
                  (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of S&H Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Unpaid Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's S&H Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

                        3.2.4. INTENTIONALLY OMITTED.

                        3.2.5. ANNUAL CLEAN-UP - INTENTIONALLY OMITTED.

                  (i) COMMITMENT TO ISSUE LETTERS OF CREDIT. Section 4.1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                        4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to
                  the terms and conditions hereof and the execution and delivery by any of the Borrowers and CML of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the Lenders and in reliance upon the agreement of the

                  Lenders set forth in ss.4.1.4 and upon the representations and warranties of the applicable Borrower and CML contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of such Borrower and CML one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the applicable Borrower and agreed to by the Issuing Bank; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Letter of Credit Exposure of the Borrowers shall not exceed $40,000,000 at any one time and (b) the sum of (i) each Borrower's Letter of Credit Exposure and (ii) the amount of all Loans of such Borrower outstanding shall not exceed the lesser of (A) such Borrower's Sub-Commitment and (B) such Borrower's Borrowing Base PLUS such Borrower's Sub-Overadvance Amount.

                  (j)   TERMS OF LETTERS OF CREDIT. Clause (iii) of Section
      4.1.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (iii) have an expiry date no later than the Maturity Date

                  (k) REIMBURSEMENT OBLIGATIONS OF CML AND THE BORROWERS. Subsections (b) and (c) of Section 4.2 of the Credit Agreement are amended and restated in their entirety to read as follows:

                        (b) upon the reduction (but not termination) of such Borrower's Sub-Commitment to an amount less than the Maximum Drawing Amount with respect to Letters of Credit issued at the request of such Borrower, an amount equal to 105% of such difference, which amount shall be held by the Issuing Bank for the benefit of the Lenders, the Issuing Bank and the Administrative Agent as cash collateral for all Reimbursement Obligations with respect to Letters of Credit issued at the request of such Borrower, and

                        (c) upon the termination of the such Borrower's Sub-Commitment, or the acceleration of the Reimbursement Obligations with respect to Letters of Credit issued at the request of such Borrower in accordance with ss.14, an amount equal tO 105% of the then Maximum Drawing Amount with respect to Letters of Credit issued at the request of such Borrower, which amount shall be held by the Issuing Bank for the benefit of the Lenders, the Issuing Bank and the Administrative Agent as cash collateral for all Reimbursement Obligations with respect to Letters of Credit issued at the request of such Borrower.

                  (l) LETTER OF CREDIT FEE. Section 4.6 of the Credit Agreement is amended and restated in its entirety to read as follows:

                        4.6. LETTER OF CREDIT FEE. Each Borrower shall, on the date of issuance, or any extension or renewal of any Letter of Credit, pay a fee (in each case, a "Letter of Credit Fee") to the Issuing Bank (i) in respect of each standby Letter of Credit issued at the request of such Borrower equal to four percent (4.00%) per annum of the face amount of such standby Letter of Credit, and (ii) in respect of each documentary Letter of Credit issued at the request of such Borrower equal to three percent (3.00%) per annum of the face amount of such documentary Letter of Credit. The Issuing Bank shall, in turn, remit to each Lender its PRO RATA portion of such Letter of Credit Fee. In addition, the applicable Borrower shall pay to the Issuing Bank, for its own account, on the date of issuance, or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Issuing Bank, a fronting fee equal to one-half percent (0.50%) per annum of the face amount of such Letter of Credit and the Issuing Bank's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities. For all Letters of Credit issued prior to the Amendment No. 1 Effective Date, the provisions contained in ss.4.6 prior to the Amendment No. 1 Effective Date shall govern.

                  (m) CLOSING AND OTHER FEES. Section 5.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                        5.1. CLOSING AND OTHER FEES. The Borrowers jointly and severally agree to pay to the Administrative Agent the closing and other fees described in the Fee Letter as and when due and payable under the Fee Letter.

                  (n) CHANGES. The first sentence of Section 8.5.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Since November 1, 1997 there has occurred no materially adverse change in the condition (financial or otherwise), operations, assets, liabilities and/or prospects of CML, the Borrowers and their Subsidiaries other than as disclosed to the Administrative Agent and the Lenders in writing (including the Monthly Budget and the Weekly Budget attached as ANNEX A and ANNEX B, respectively, to Amendment No. 1 to Credit Agreement) on or prior to the Amendment No. 1 Effective Date."

                  (o) AFFIRMATIVE COVENANTS OF CML AND THE BORROWERS. The first paragraph of Section 9 of the Credit Agreement is amended and restated in its entirety to read as follows:

                        Each of CML and each of the Borrowers covenants and
                  agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, Note or any other Obligation is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

                  (p)   FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION.
            Section 9.4 of the Credit Agreement is amended as follows:

                        (i) by replacing the reference to "thirty (30) days" appearing in subsection (c) thereof with a reference to "twenty (20) days";

                     (ii)   by replacing the reference to "subsections (a) and
              (b)" appearing in subsection (d) thereof with a reference to "subsections (a), (b) and (c)"; and

                     (iii) by replacing subsection (k) thereof with the following new subsections (k) through (w):

                            (k)    when completed, copies of final or
                     substantially final drafts of any offering memorandum or prospectus prepared by or for CML or any Borrower and relating to any proposed sale of stock or assets of CML or any Borrower or any other Subsidiary of CML;

                            (l) from time to time at the request of any Agent or any Lender, any current list of prospective purchasers of any stock or assets of CML or any Borrower or any other Subsidiary of CML;

                            (m) any proposal letter or letter of intent or purchase agreement or similar writing received or signed by CML or any Borrower or any other Subsidiary of CML relating to the proposed sale of any stock or assets of CML or any Borrower or any other Subsidiary of CML;

                            (n) from time to time at the request of the Administrative Agent or any Lender, periodic updates on the status of any efforts to sell the stock or assets of CML or any Borrower or any other Subsidiary of CML;

                            (o)    (i) not later than March 31, 1998, an
                     appraisal with respect to the Real Estate owned by CML or any of its Subsidiaries, as applicable, in Acton, Massachusetts, such appraisal to be in form and substance satisfactory to the Lenders, (ii) not later than April 15, 1998, appraisals with respect to the Real Estate owned by CML or any of its Subsidiaries, as applicable, in West Yarmouth, Massachusetts and Mill Valley, California, such appraisals to be in form and substance satisfactory to the Lenders, (iii) not later than March 20, 1998, lenders' title insurance policies with respect to the Real Estate owned by CML or any of its Subsidiaries, as applicable, in Acton, Massachusetts, West Yarmouth, Massachusetts and Mill Valley, California, such title insurance policies to be in form and substance satisfactory to the Lenders, and (iv) not later than March 13, 1998, environmental site assessments with respect to the Real Estate owned by CML or any of its Subsidiaries, as applicable, in Acton, Massachusetts and West Yarmouth, Massachusetts, such environmental site assessments to be in form and substance satisfactory to the Lenders;

                            (p) (i) not later than April 24, 1998, the Weekly Budget for the period from May 1, 1998 through July 10, 1998, such Weekly Budget to be in form and substance completely satisfactory to the Administrative Agent and the Lenders, (ii) not later than March 20, 1998, the CML Budget for months of March 1998 and April 1998, such CML Budget in form and substance completely satisfactory to the Administrative Agent and the Lenders, and (iii) not later than April 24, 1998, the CML Budget for months of May 1998 through July 1998, such CML Budget in form and substance completely satisfactory to the Administrative Agent and the Lenders;

                            (q) as soon as practicable, but in any event within twenty (20) days after the end of each month (commencing on March 20, 1998), reports of the total Accrued Expenses for CML and each of the Borrowers, detailed by category and amount, as of the end of the immediately preceding month;

                            (r) within three (3) Business Days after the end of each calendar week, a summary of aged Accounts Payable balances of each of the Borrowers, including an aged listing of the top 25 vendors of each of the Borrowers by account balance, as of the end of the immediately preceding calendar week;

                            (s) within three (3) Business Day after the end of each calendar week, a report of the sales of each of the Borrowers for the immediately preceding calendar week;

                            (t) as soon as practicable, but in any event within twenty (20) days after the end of each month (commencing on March 20, 1998), a report of the Capital Expenditures of each of the Borrowers for the immediately preceding month;

                            (u)    not later than April 15, 1998, an
                     acknowledgment of the insurer under each of the Key Man Life Insurance Policies with respect to the collateral assignment of each such Key Man Life Insurance Policy in favor of the Administrative Agent pursuant to the terms of the Life Insurance Collateral Assignments, such acknowledgments of the insurer to be in form and substance satisfactory to the Administrative Agent, with each of CML and the Borrowers hereby agreeing to take all such further actions in connection with the obtaining of such acknowledgements as the Administrative Agent may require, including, without limitation, obtaining and executing any additional forms of acknowledgement or assignment as the applicable insurers may separately require;

                            (v) not later than April 10, 1998, on a verbal basis, and April 24, 1998, on a final written basis, updated appraisals, performed by Marshall & Stevens, of NordicTrack's trade names and trademarks, such appraisals to be in form and substance satisfactory to the Administrative Agent and the Lenders; and

                            (w) from time to time such other financial data and information (including accountants' management letters) as the Administrative Agent or any Lender may reasonably request.

              (q) INSPECTION OF PROPERTIES AND BOOKS, ETC. Section 9.9 of the Credit Agreement is amended as follows:

                     (i) by replacing the phrase "No more frequently than twice each calendar year, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing," appearing in the first sentence of ss.9.9.2 with the phrase "From time to time";

                     (ii) by replacing the phrase "No more frequently than thrice each calendar year, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing," appearing in the first sentence of ss.9.9.3 with the phrase "From time to time";

                     (iii) by replacing the phrase "No more frequently than once each calendar year, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing," appearing in the first sentence of ss.9.9.4 with the phrase "From time to time";

                     (iv) by deleting the phrase "if an Event of Default shall have occurred and be continuing," appearing in the second sentence of ss.9.9.4; and

                     (v) by inserting the following new ss.9.9.7 immediately following ss.9.9.6:

                            9.9.7. COMMUNICATIONS WITH OTHER REPRESENTATIVES.
                     CML and each of the Borrowers hereby irrevocably authorizes each Lender and its representatives, agents and counsel (each referred to in this ss.9.9.7 as a "Lender Representative") to have discussions directly with any representatives or agents (including Lehman Brothers) engaged by CML or any Borrower to assist in selling any of the stock or assets of CML or any Borrower or any other Subsidiary of CML, and has authorized and directed and will continue to authorize and direct such representatives and agents to have such discussions with the Lenders and their Lender Representatives. Any such discussions between any Lender or its Lender Representative and any such representative or agent engaged by CML or any Borrower shall be subject to prior notice given by such Lender or its Lender Representative to CML or such

                     Borrower, and an opportunity given to CML or such Borrower to participate in such discussions.

              (r) LIFE INSURANCE LOANS. The following new Section 9.20 is hereby inserted immediately following Section 9.19:

                     9.20. LIFE INSURANCE LOANS. not later than March 30, 1998, CML shall have borrowed the maximum amount available to be borrowed under the Key Man Life Insurance Policies and the entire proceeds of such Life Insurance Loans shall have been applied to prepay the outstanding Loans; PROVIDED that CML shall be permitted to pay with such proceeds, promptly after receipt of such proceeds, any expenses (and CML shall be permitted to reduce the amount of such proceeds which are required to be applied to prepay the outstanding Loans by the amount of any such expenses so paid by CML), which would otherwise be permitted to be funded by Restricted Payments in accordance with the provisions of ss.10.4.1. In satisfaction of the foregoing requirements, not later than March 30, 1998 CML shall have delivered to the Administrative Agent a check from the insurer constituting such proceeds of the Life Insurance Loans, together with a certificate of a duly authorized officer of CML certifying as to the cash value of each Key Man Life Insurance Policy as well as the maximum amount available to be borrowed under each such Key Man Life Insurance Policy.

              (s)    FURTHER ASSURANCES AS TO TRUST. The following new Section
       9.21 is hereby inserted immediately following Section 9.20:

                     9.21. FURTHER ASSURANCES AS TO TRUST. CML will take all steps reasonably requested by the Administrative Agent or any of the Lenders which are necessary to grant in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a security interest in all of CML's right, title and interest in and to the Trust and the Trust Assets, and all proceeds thereof, to the extent that such grant of a security interest by CML would not breach any of CML's obligations under the Trust Agreement or limit CML's performance of its obligations under the Trust.

              (t) CERTAIN NEGATIVE COVENANTS OF CML AND THE BORROWERS. The first paragraph of Section 10 of the Credit Agreement is amended and restated in its entirety to read as follows:

                     Each of CML and each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, Note or any other Obligation is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligations to issue, extend or renew any Letters of
              Credit:

              (u) RESTRICTIONS ON INDEBTEDNESS. Section 10.1 of the Credit Agreement is amended as follows:

                     (i) by amending and restating subsection (g) thereof to read in its entirety as follows:

                            (g) obligations under Capitalized Leases and purchase money Indebtedness incurred in connection with the acquisition of any real or personal property by CML, such Borrower or such Subsidiary, in each case which were outstanding as of March 6, 1998;

                     (ii) by replacing the reference to "ss.10.3(j)" appearing in subsection (m) thereof with a reference to "ss.10.3(k)"; and

              (v) DISTRIBUTIONS AND RESTRICTED PAYMENTS. Section 10.4 of the Credit Agreement is amended and restated in its entirety to read as follows:

              10.4.  DISTRIBUTIONS AND RESTRICTED PAYMENTS.

                     10.4.1. INTERCOMPANY DISTRIBUTIONS AND RESTRICTED PAYMENTS.
              The Borrowers will not make any Restricted Payments, PROVIDED HOWEVER, that the Borrowers may make Restricted Payments to CML
              (a) in amounts required to pay income and other taxes and governmental levies owed or payable by CML, and (b) in amounts required to pay Approved Budgeted Expenses, in the case of each of the foregoing clauses (a) and (b), such amounts to be paid by CML not later than five (5) Business Days after the date on which the relevant Restricted Payment to CML in respect thereof is made. CML will not incur any payment obligations or expenses except for (x) those permitted to be funded by Restricted Payments in accordance with the provisions of the immediately foregoing sentence, (y) those permitted to be funded with the proceeds of any Insurance Loans in accordance with the provisions of ss.9.20 or (z) those permitted to be funded with the net proceeds from the sale of any of the assets described on SCHEDULE 10.5.2 hereto in accordance with the provisions of ss.10.5.2(b); PROVIDED that in the case of any such payment obligations or expenses of CML incurred in accordance with the foregoing clauses (y) or (z), the amount of payment obligations or expenses permitted to be funded by Restricted Payments in accordance with the provisions of the immediately foregoing sentence shall be reduced dollar for dollar by the amount of such payment obligations or expenses incurred in accordance with the foregoing clauses (y) or (z).

                     10.4.2. CML DISTRIBUTIONS. CML will not make any
              Distributions other than purchases or redemptions by CML of the stock of CML resulting solely from any holder of any stock option issued by CML paying (a) all or a portion of the exercise price of such stock option or (b) any taxes due from such holder as a result of the exercise of such stock option, by such holder's relinquishment of rights under such stock option.

              (w)    MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS. Section
       10.5 of the Credit Agreement is amended and restated in its entirety to read as follows:

                     10.5.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                            10.5.1. MERGERS AND ACQUISITIONS. Neither CML nor
                     any of the Borrowers will, and none will permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices).

                            10.5.2. DISPOSITION OF ASSETS. Neither CML nor any
                     of the Borrowers will, and none will permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the disposition of assets in the ordinary course of business, consistent with past practices, (b) the disposition of any of the assets listed and described on SCHEDULE 10.5.2 hereto so long as such assets are sold on terms consented to by the Administrative Agent and the Majority Lenders and so long as the net proceeds from the sale of such assets are deposited in the applicable Concentration Account and applied to the Obligations in accordance with the applicable provisions of ss.3.3 hereof; PROVIDED that CML shall be permitted to pay with such net proceeds, promptly after receipt of such net proceeds, any expenses (and CML shall be permitted to reduce the amount of such net proceeds which are required to be applied to the Obligations by the amount of any such expenses so paid by
                     CML), which would otherwise be permitted to be funded by Restricted Payments in accordance with the provisions of ss.10.4.1, (c) the termination or assignment of store leases of any Borrower or its Subsidiaries; PROVIDED that all Net Cash Proceeds from any such termination or assignment referred to in this clause (c) shall be applied, concurrently with receipt of such proceeds by CML or any of its Subsidiaries, to prepay the Loans of the applicable Borrower, or, in the case of CML, any of the Borrowers, and
                     (d) the sale of accounts receivable of NordicTrack to General Electric Capital Corporation in accordance with the GE Capital Credit Card Program Agreement.

              (x) SALE AND LEASEBACK. Section 10.6 of the Credit Agreement is amended and restated in its entirety to read as follows:

                     10.6. SALE AND LEASEBACK. Neither CML nor any of the Borrowers will, and none will permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby CML, any of the Borrowers or any of their Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that CML, any of the Borrowers or any of their Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred.

              (y) FINANCIAL COVENANTS OF CML AND THE BORROWERS. Section 11 of the Credit Agreement is amended and restated in its entirety to read as follows:

                     11.    FINANCIAL COVENANTS OF CML AND THE BORROWERS.

                     Each of CML and each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, Note or any other Obligation is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of
              Credit:

                     11.1. CAPITAL EXPENDITURES. Neither CML nor any of the Borrowers will make, nor will they permit any of their Subsidiaries to make, Capital Expenditures, except that (a) S&H may make Capital Expenditures during the period from the Amendment No. 1 Effective Date through July 10, 1998 not to exceed $2,928,000 in the aggregate and (b) NordicTrack may make Capital Expenditures during the period from the Amendment No. 1 Effective Date through July 10, 1998 not to exceed $800,000 in the aggregate. During the period from January 1, 1998 through July 10, 1998, S&H shall have earned an aggregate amount of not less than $736,000 in landlord allowances in connection with S&H's leasehold improvement projects and shall have collected such amounts in respect of such landlord allowances as are reflected in the Monthly Budget.

                     11.2.  ACCOUNTS PAYABLE.

                            11.2.1 S&H ACCOUNTS PAYABLE. CML and the Borrowers
                     will not permit (a) the aggregate amount of Accounts Payable of S&H as of Saturday of any of the first three fiscal weeks of March 1998 to exceed the lesser of (i) the amount of projected Accounts Payable of S&H as of the last day of the immediately prior calendar month set forth in the Monthly Budget or (ii) the actual aggregate amount of Accounts Payable of S&H as of the last day of the immediately prior calendar month, (b) the aggregate amount of Accounts Payable of S&H as of Saturday of the fourth fiscal week of March 1998 to exceed the amount projected for such day in the Monthly Budget, or (c) the aggregate amount of Accounts Payable of S&H as of Saturday of any fiscal week of April 1998, May 1998, June 1998 or July 1998 to exceed the amount of projected Accounts Payable of S&H as of the last day of the then current calendar month set forth in the Monthly Budget.

                            11.2.2 NORDICTRACK ACCOUNTS PAYABLE. CML and the
                     Borrowers will not permit (a) the aggregate amount of Accounts Payable of NordicTrack as of Saturday of any of the first three fiscal weeks of either of March 1998 or April 1998 (or, if either of such months is a five week month, the first four fiscal weeks of such month) to exceed the lesser of (i) the amount of projected Accounts

                     Payable of NordicTrack as of the last day of the immediately prior calendar month set forth in the Monthly Budget or (ii) the actual aggregate amount of Accounts Payable of NordicTrack as of the last day of the immediately prior calendar month, (b) the aggregate amount of Accounts Payable of NordicTrack as of Saturday of the fourth fiscal week of either of March 1998 or April 1998 (or, if either of such months is a five week month, as of Saturday of the fifth fiscal week of such month) to exceed the amount projected for such day in the Monthly Budget, or
                     (c) the aggregate amount of Accounts Payable of NordickTrack as of Saturday of any fiscal week of May 1998, June 1998 or July 1998 to exceed the amount of projected Accounts Payable of NordicTrack as of the last day of the then current calendar month set forth in the Monthly Budget.

                     11.3. ACCRUED EXPENSES. CML and the Borrowers will not permit (a) the aggregate amount of Accrued Expenses of S&H at any time during any month to exceed the amount of projected Accrued Expenses of S&H as of the end of such month set forth in the Monthly Budget, or (b) the aggregate amount of Accrued Expenses of NordicTrack at any time during any month to exceed the amount of projected Accrued Expenses of NordicTrack as of the end of such month set forth in the Monthly Budget.

                     11.4. MAXIMUM WEEKLY BORROWER EXPOSURE. Notwithstanding any provision to the contrary contained herein, CML and the Borrowers will not permit (a) the aggregate Borrower Exposure of any Borrower at any time during any week set forth in SCHEDULE
              11.4 hereto to exceed the amount for such Borrower set forth opposite such week in such SCHEDULE 11.4 (in each case, as such schedule shall be amended in accordance with the provisions set forth below in this paragraph) or (b) the aggregate outstanding Loans of any Borrower at any time during any week set forth in
              SCHEDULE 11.4 hereto to exceed the amount for such Borrower set forth opposite such week in such SCHEDULE 11.4 (in each case, as such schedule shall be amended in accordance with the provisions set forth below in this paragraph). SCHEDULE 11.4 shall be amended prior to April 30, 1998 to reflect, in a manner reasonably satisfactory to the Lenders, the projected Borrower Exposure and Loans, respectively, for each Borrower set forth in the Weekly Budget for the period from May 1, 1998 through July 10, 1998 delivered to the Administrative Agent and the Lenders pursuant to, and satisfying the requirements of, ss.9.4(p).

              (z) REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Section 13.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                     13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of CML, the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

              (aa) EVENTS OF DEFAULT AND ACCELERATION. Section 14.1 of the Credit Agreement is amended by inserting the following new subsections
       (r), (s) and (t) immediately following subsection (q) thereof:

                     (r) there shall have occurred any materially adverse change in the condition (financial or otherwise), operations, assets, liabilities and/or prospects of CML and its Subsidiaries since November 1, 1997 other than as disclosed to the Administrative Agent and the Lenders in writing (including the Monthly Budget and the Weekly Budget attached as ANNEX A and ANNEX B, respectively, to Amendment No. 1 to Credit Agreement) on or prior to the Amendment No. 1 Effective Date;

                     (s) CML or any of its Subsidiaries shall repay, prepay, redeem or repurchase any principal of any of the Insurance Loans;

                     (t) CML shall fail to perform any term, covenant or agreement contained in any of the Warrant Documents;

              (bb) CONDITIONS TO ASSIGNMENT BY LENDERS. Section 20.1 of the Credit Agreement is amended by amending and restating clause (i) of the proviso appearing in the first sentence thereof to read in its entirety as follows:

              (i) the Administrative Agent shall have given its prior written consent to such assignment,

              (cc) SCHEDULE 1 TO THE CREDIT AGREEMENT. SCHEDULE 1 to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on SCHEDULE 1 to this Amendment Agreement.

              (dd) SCHEDULE 2.1.5 TO THE CREDIT AGREEMENT. SCHEDULE 2.1.5 to this Amendment Agreement is hereby added to the Credit Agreement as
       SCHEDULE 2.1.5 thereto.

              (ee) SCHEDULE 10.5.2. TO THE CREDIT AGREEMENT. SCHEDULE 10.5.2 to this Amendment Agreement is hereby added to the Credit Agreement as
       SCHEDULE 10.5.2 thereto.

              (ff) SCHEDULE 10.6 TO THE CREDIT AGREEMENT. SCHEDULE 10.6 to the Credit Agreement is hereby deleted in its entirety.

              (gg) SCHEDULE 11.4 TO THE CREDIT AGREEMENT. SCHEDULE 11.4 to this Amendment Agreement is hereby added to the Credit Agreement as
       SCHEDULE 11.4 thereto.

              (hh) EXHIBIT D TO THE CREDIT AGREEMENT. EXHIBIT D to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on EXHIBIT D to this Amendment Agreement.

              (ii) EXHIBIT H-1 TO THE CREDIT AGREEMENT. EXHIBIT H-1 to the Credit Agreement is hereby deleted in its entirety.

       Section 2. LIMITED WAIVERS.

              (a) Each of the Administrative Agent and the Lenders hereby (i) waives the Specified Borrowing Base Event of Default resulting from noncompliance with Sections 3.2 of the Credit Agreement as in effect prior to giving effect to this Amendment Agreement, and (ii) waives the Specified Financial Covenant Events of Default resulting from noncompliance with Sections 11.1, 11.2, 11.3, 11.4 and 11.5 of the Credit Agreement as in effect prior to giving effect to this Amendment Agreement.

              (b) Except to the extent expressly provided herein, this Amendment Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the Issuing Bank or any of the Lenders under the Credit Agreement or any other Loan Document, or waive, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Obligor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Documents in any circumstance.

              (c) The Administrative Agent and the Lenders have not waived, have no intention of waiving and expressly reserve all of their rights to exercise and to enforce, at any time and from time to time, any and all of their respective rights and remedies under and in respect of the subordination provisions contained in the Subordinated Debentures and the indenture pursuant to which such Subordinated Debentures were issued.

       Section 3. REPRESENTATIONS AND WARRANTIES. Each of the Obligors hereby jointly and severally agrees, represents and warrants to the Lenders and the Administrative Agent as follows:

              (a)    RATIFICATION OF OBLIGATIONS.

                     (i) As of March 11, 1998, (A) the outstanding principal balance of the NordicTrack Loans is $17,358,679, (B) the outstanding accrued and unpaid interest on the NordicTrack Loans is $75,279.48, (C) the outstanding principal balance of the S&H Loans is $9,108,575, (D) the outstanding accrued and unpaid interest on the S&H Loans is $55,134.93, (E) the Maximum Drawing Amount under outstanding Letters of Credit is $3,744,966 and (F) the outstanding Unpaid

              Reimbursement Obligations are $0 (it being understood that the Obligors also are obligated under Section 17 of the Credit Agreement and under other provisions of the Loan Documents for items such as reimbursement of fees and expenses of counsel to the Administrative Agent and the Lenders).

                     (ii) All the Obligations are secured by a perfected first priority security interest in the Collateral. All the Obligations and all of the obligations of the Guarantors under the Guaranty and the Foreign Guarantors under the Foreign Guaranties are hereby ratified and confirmed in all respects.

                     (iii) There are no understandings or agreements relating to the Loans other than the Loan Documents.

                     (iv) Neither the Administrative Agent nor any of the Lenders is in default under any of the Loan Documents or otherwise has breached any obligations to the Obligors.

                     (v) There are not now any offsets, counterclaims or defenses to the Obligations, to any of the obligations of any Guarantor under the Guaranty or of any Foreign Guarantor under the Foreign Guaranties, or to the rights, remedies or powers of the Administrative Agent or any of the Lenders in respect of any of the Obligations or any of the Loan Documents, and each Obligor, each Guarantor and each Foreign Guarantor agrees not to interpose (and hereby waives and releases) any such defense, set-off or counterclaim in any action brought by any of the Administrative Agent or the Lenders with respect thereto.

                     (vi) Each Obligor has been represented by counsel of each of its choice in connection with this Amendment Agreement and the transactions contemplated hereby. Each Obligor has executed this Amendment Agreement and the other Amendment Documents to which it is a party freely and without coercion or duress.

              (b) BINDING EFFECT OF DOCUMENTS, ETC. Each of this Amendment Agreement, the Notes executed pursuant to this Amendment Agreement, the Mortgages executed pursuant to this Amendment Agreement, the Fee Letter, the Warrants (as hereinafter defined), the Warrant Purchase Agreement (as hereinafter defined), the Life Insurance Collateral Assignments, the Aircraft Security Agreement, the amendments to the Patent Assignment, the Copyright Mortgage and the Trademark Assignment executed pursuant to this Amendment Agreement, and each Agency Account Agreement executed pursuant to this Amendment Agreement (together with each other Loan Document as amended hereby, the "AMENDMENT DOCUMENTS") has been duly executed and delivered by each Obligor, each Guarantor and each Foreign Guarantor which is a party thereto. The execution, delivery and performance by each Obligor, each Guarantor and each Foreign Guarantor of each Amendment Document to which such Person is a party, have been duly authorized by proper corporate proceedings by such Person, and each Amendment Document to which any

       Obligor, any Guarantor or any Foreign Guarantor is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with the terms of such Amendment Document.

              (c) POWER, AUTHORITY, NO CONFLICTS, ETC. The execution, delivery and performance of each Amendment Document by each Obligor, each Guarantor and each Foreign Guarantor (i) are within the corporate authority of such Person, (ii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iii) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, such Person, and (iv) do not require any consents under, result in a breach of or constitute (along or with notice or lapse of time or both) a default under any such agreement or other instrument binding upon such Person.

              (d) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of any Obligor contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement (in each case, as amended or modified hereby or in connection herewith) are true as of the date as of which they were made and are true as of the date of this Amendment Agreement, except to the extent that such representations and warranties relate expressly to any earlier date.

              (e) NO OTHER DEFAULTS. No Defaults or Events of Default exist on the date hereof after giving effect to the waivers of the Specified Events of Default as provided in Section 2(a) above and the amendments to the Credit Agreement effected by Section 1 above.

              (f) PROPERTIES AND ASSETS. Each of the Obligors has disclosed to the Administrative Agent and the Lenders all material assets owned by such Obligor and its Subsidiaries, and all actions have been taken that are necessary or advisable, under applicable law, to establish and perfect in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, security interests in all of such material assets of such Obligor and its Subsidiaries.

              (g) CONDITIONS TO EFFECTIVENESS. All conditions to the effectiveness of this Amendment Agreement set forth in Section 4 below, other than those which are subject to the discretion of the Administrative Agent, the Issuing Bank or any Lender, have been satisfied in all respects.

              (h) BANK ACCOUNTS. CML has no funds in any bank accounts other than depository, disbursement and payroll accounts maintained with BankBoston.

       Section 4. CONDITIONS. This Amendment Agreement and all of the provisions hereof shall become effective upon the date hereof (the "AMENDMENT NO. 1 EFFECTIVE

DATE"), but only if each of the following conditions precedent are satisfied on or prior to such date:

              (a) ASSIGNMENT AND ACCEPTANCE. Rothschild shall have become a Lender party to the Credit Agreement having a Commitment Percentage of 50% pursuant to an Assignment and Acceptance entered into between BankBoston and Rothschild in form and substance satisfactory to each of Rothschild and BankBoston.

              (b) DELIVERY OF AMENDMENT AGREEMENT. This Amendment Agreement shall have been duly authorized, executed and delivered to the Administrative Agent by CML, the Borrowers and the Lenders.

              (c) GUARANTIES. Each of the Guarantors and the Foreign Guarantors shall have duly authorized, executed and delivered to the Administrative Agent its consent to this Amendment Agreement, in form and substance satisfactory to the Administrative Agent.

              (d) NOTES. Each of NT and NA shall have duly authorized, executed and delivered to the Administrative Agent a new NordicTrack Note in favor of each of the Lenders in the maximum aggregate principal amount equal to such Lender's Commitment and otherwise in form and substance satisfactory to the Administrative Agent and the Lenders. S&H shall have duly authorized, executed and delivered to the Administrative Agent a new S&H Note in favor of each of the Lenders in the maximum aggregate principal amount equal to such Lender's Commitment and otherwise in form and substance satisfactory to the Administrative Agent and the Lenders.

              (e) WARRANTS. CML shall have duly authorized, executed and delivered to each of the Lenders a Warrant Purchase Agreement in form and substance satisfactory to the Administrative Agent and the Lenders (the "WARRANT PURCHASE AGREEMENT") in connection with the issuance by CML to the Lenders of its Common Stock Purchase Warrants (the "WARRANTS") for the purchase of CML's common equity. CML shall have duly authorized, executed and delivered to the Administrative Agent Warrants issued to each of the Lenders in form and substance satisfactory to the Lenders pursuant to the terms of the Warrant Purchase Agreement.

              (f) MORTGAGES. CML and its Subsidiaries, as applicable, shall have delivered to the Administrative Agent fully executed fee mortgages, in form and substance satisfactory to the Administrative Agent, as to the Real Estate owned by CML or any of its Subsidiaries, as applicable, in Acton, Massachusetts, West Yarmouth, Massachusetts and Mill Valley, California, together with UCC-1 financing statements and such other documents and certificates with respect to such Real Estate as the Administrative Agent may request, including without limitation, copies of any environmental site assessments with respect to the Real Estate in Mill Valley, California.

              (g) LIFE INSURANCE COLLATERAL ASSIGNMENTS. CML shall have executed and delivered to the Administrative Agent Life Insurance Collateral

       Assignments in form and substance satisfactory to the Administrative Agent assigning to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, all of CML's right, title and interest in the Key Man Life Insurance Policies to secure the Obligations.

              (h) AGENCY ACCOUNT AGREEMENTS. The Administrative Agent shall have received additional Agency Account Agreements, in form and substance satisfactory to the Administrative Agent, from each depository institution with which any of the Obligors has an account which the Administrative Agent has identified as a key concentration account, including, without limitation, Bank of America and NationsBank.

              (i) SECURITY INTEREST IN AIRCRAFT. CML shall have executed and delivered to the Administrative Agent the Aircraft Security Agreement in form and substance satisfactory to the Administrative Agent granting in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a security interest in and mortgage over all of CML's right, title and interest in and to the 1983 Cessna single-engine aircraft (model #R182, serial #R192 01952) to secure the Obligations. The Administrative Agent shall have made all filings and taken all such other steps necessary or advisable in order to perfect or protect such security interest and mortgage, including without limitation, the filing of the Aircraft Security Agreement with the Federal Aviation Administration.

              (j) PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from each of the Obligors updated Perfection Certificates and the results of UCC, patent, trademark and copyright searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

              (k) INTELLECTUAL PROPERTY. CML and each of its Subsidiaries shall have executed and delivered to the Administrative Agent amendments to each of the Trademark Assignment, the Patent Assignment and the Copyright Mortgage in form and substance satisfactory to the Administrative Agent supplementing the lists of patents, trademarks and copyrights previously assigned and pledged to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent. Each such amendment shall have been properly filed with the United States Patent and Trademark Office or the United States Office of Copyrights, as applicable.

              (l) FINANCING STATEMENTS. Financing statements (including fixture financing statements and including any necessary UCC-3 amendment financing statements with respect to existing filings) executed and delivered by CML and each of its Subsidiaries, as applicable, shall have been filed with all appropriate jurisdictions as may be requested by the Administrative Agent to perfect, preserve or protect the Administrative Agent's security interest in the Collateral.

              (m) REPRESENTATIONS AND WARRANTIES. All representations and warranties of CML and the Borrowers contained in Section 3 of this Amendment Agreement shall be true and correct.

              (n) FEES AND EXPENSES. The Obligors shall have paid to the Administrative Agent, for its own account and for the accounts of the Lenders, as applicable, all fees required to be paid on or prior to the Amendment No. 1 Effective Date pursuant to the terms of the Fee Letter. The Obligors shall have paid to each Lender upon demand all out-of-pocket costs and expenses (including, without limitation, all fees and disbursements of legal counsel, the costs of intellectual property searches, UCC searches and filings, mortgage recording fees, intellectual property security interest filing fees, fees of title insurers, tax lien searches, commercial financial exams, collateral audits and other fees and expenses) incurred or sustained by such Lender in connection with this Amendment Agreement and the other transactions contemplated hereby.

              (o) COLLATERAL REPORTS. The Lenders shall have received and reviewed and shall be satisfied with BankBoston Retail Finance's commercial finance examinations of the Borrowers. The Lenders shall have received and reviewed and shall be satisfied with Gordon Brothers' report as to the net recovery of cost inventory valuation of the Borrowers.

              (p) LEGAL OPINION. The Administrative Agent shall have received a favorable legal opinion addressed to the Administrative Agent and the Lenders, dated as of the Amendment No. 1 Effective Date and in form and substance satisfactory to the Administrative Agent, from Hale and Dorr, counsel to the Obligors, the Guarantors and the Foreign Guarantors. The Obligors, the Guarantors and the Foreign Guarantors shall have instructed such counsel to deliver its opinion to the Administrative Agent.

              (q) CERTIFIED COPIES OF CHARTER DOCUMENTS. The Administrative Agent shall have received from each of the Obligors a copy, certified by a duly authorized officer of such Person to be true and complete on the Amendment No. 1 Effective Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and
       (ii) its by-laws as in effect on such date. Such certified copies shall be in form and substance reasonably satisfactory to the Administrative Agent.

              (r) PROOF OF CORPORATE ACTION. The Administrative Agent shall have received from each of the Obligors copies, certified by a duly authorized officer of such Person to be true and complete on and as of the Amendment No. 1 Effective Date, of the records of all corporate action taken by such Person to authorize (i) such Person's execution and delivery of the Amendment Documents, and (ii) such Person's performance of all of its agreements and obligations under the Amendment Documents. Such certified copies shall be in form and substance reasonably satisfactory to the Administrative Agent.

              (s) INCUMBENCY CERTIFICATE. The Administrative Agent shall have received incumbency certificates, dated the Amendment No. 1 Effective Date, signed respectively by a duly authorized officer of each of the Obligors, and giving the name and bearing a specimen signature of each individual who shall be authorized (i) to sign, in the name and on behalf of such Person the Amendment Documents, and (ii) to give notices and to take other action on behalf of such Person under the Amendment Documents.

              (t) CLOSING CERTIFICATE. The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date, signed by the Chief Financial Officer and the Secretary of CML, to the effect that (i) each of the representations and warranties of any Obligor contained in the Credit Agreement, this Amendment Agreement and the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties relate expressly to any earlier date, (ii) no Default or Event of Default exists on the Amendment No. 1 Effective Date after giving effect to the waivers of the Specified Events of Default as provided in Section 2(a) above and the amendments to the Credit Agreement effected by Section 1 above and
       (iii) all conditions to the effectiveness of this Amendment Agreement set forth in this Section 4, other than those which are subject to the discretion of the Administrative Agent, the Issuing Bank or any Lender, have been satisfied in all respects.

              (u) LEGAL FEES AND EXPENSES. The Obligors shall have paid or reimbursed (i) the Administrative Agent for all of the fees and disbursements of Bingham Dana LLP, the Administrative Agent's special counsel, and (ii) Rothschild for all of the fees and disbursements of Debevoise & Plimpton, Rothschild's special counsel, in each such case which shall have been incurred by the Administrative Agent or, as the case may be, Rothschild, in connection with the preparation, negotiation, execution and delivery of the Amendment Documents and the implementation of the transactions contemplated thereby, or which otherwise are required to be paid under the Credit Agreement.

              (v) CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Amendment No. 1 Effective Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer) and the Administrative Agent shall be satisfied with the adequacy of all such insurance.

              (w) NO MATERIALLY ADVERSE CHANGE. There shall not have occurred any materially adverse change in the condition (financial or otherwise), operations, assets, liabilities and/or prospects of CML and its Subsidiaries since November 1, 1997 other than as disclosed to the Administrative Agent and the Lenders in writing (including the Monthly Budget and the Weekly Budget attached as ANNEX A and ANNEX B, respectively, hereto) on or prior to the Amendment No. 1 Effective Date.

              (x) LETTERS OF CREDIT. The Administrative Agent shall have received a list of all Letters of Credit which are issued and outstanding under the Credit Agreement as of the Amendment No. 1 Effective Date, including the undrawn face amount, beneficiary, number and expiry date of each such Letter of Credit.

              (y) MONTHLY BUDGET AND WEEKLY BUDGET. The Lenders shall have received and reviewed and shall be satisfied with (i) the Monthly Budget of CML and its Subsidiaries for the period from March 1, 1998 through July 31, 1998 such Monthly Budget being attached as ANNEX A hereto, and
       (ii) the Weekly Budget for the period from March 1, 1998 through April 30, 1998, such Weekly Budget being attached as ANNEX B hereto.

              (z) CONSENTS AND APPROVALS, ETC. All consents, approvals and agreements necessary or advisable, in the judgment of any Lender, in connection with the execution, delivery and performance by the Obligors or any of their Subsidiaries of the Amendment Documents shall have been obtained and shall be in full force and effect. There shall not be any action pending which, in the judgment of any Lender, is likely to restrain, prevent or impose materially adverse conditions upon performance by the Obligors or any of their Subsidiaries or any of its or their respective obligations under the Amendment Documents or any of the other Loan Documents. No judgment, order or decree shall be outstanding, and no action shall have been taken by any governmental authority, that, in the judgment of any Lender or its counsel, has or is likely to have the effect of restraining, preventing or imposing materially adverse conditions upon (i) the performance by any of the Obligors or their respective Subsidiaries of their obligations under the Amendment Documents or any of the other Loan Documents, (ii) the extension of credit under the Credit Agreement or (iii) the security arrangements contemplated by the Security Documents.

       Section 5. PROVISIONS OF GENERAL APPLICATION.

              (a) RELEASE. Each Obligor and its respective successors, assigns and Subsidiaries (collectively, the "RELEASORS"), as applicable, release and forever discharge the Administrative Agent, the Issuing Bank, each of the Lenders, and their respective parents, subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively together with the Administrative Agent, the Issuing Bank and the Lenders, the "BANK AFFILIATES"), of and from any and all manner of action and actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity, against any of the Bank Affiliates which any Releasor ever had or now has on the date hereof, upon or by reason of any manner, cause, causes or thing whatsoever, whether presently existing, suspected, known, unknown, contemplated or anticipated.

              (b) NO WAIVERS, ETC. None of the Administrative Agent, the Issuing Bank, or the Lenders has waived, is by this Amendment Agreement waiving, or has any intention of waiving, any Defaults or Events of Default which may be continuing on the date hereof or any Defaults or Events of Default which may occur after the date hereof (other than the limited waivers provided in ss.2(a) with respect to the Specified Events of Default). Each of the Administrative Agent, the Issuing Bank and each of the Lenders reserves the right to exercise all of its rights and remedies under the Loan Documents or otherwise, subject only to the limitations expressly set forth in this Amendment Agreement. No delay on their part in exercising any of such rights or remedies shall be construed as a waiver of any of such rights or remedies.

              (c) BANKRUPTCY. In the event that S&H shall: (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the federal Bankruptcy Code; (ii) be the subject of any order for relief issued under the federal Bankruptcy Code; (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors; (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator; or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against S&H for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, then, subject to court approval, the Administrative Agent and the Lenders shall thereupon be entitled, and each of S&H and, in so far as it relates to the capital stock of S&H held by it, CML, irrevocably consents to, and irrevocably waives its right to object to, relief from the automatic stay imposed by
       Section 362 of the federal Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Administrative Agent and the Lenders as provided in the Loan Documents and this Amendment Agreement and as otherwise provided by law.

              (d) REIMBURSEMENT OF EXPENSES. Each Obligor acknowledges that all reasonable out of pocket costs and expenses incurred by the Administrative Agent and each of the Lenders in connection with (i) the preparation, negotiation, execution, delivery and monitoring of this Amendment Agreement and the transactions contemplated thereby, and (ii) the discussions and meetings that preceded this Amendment Agreement (including, without limitation, legal and other professional and consultant's fees and disbursements), shall be paid by CML and the Borrowers and shall constitute a portion of the Obligations secured by the Collateral and guaranteed by the Guaranty and the Foreign Guaranties.

              (e) LOAN DOCUMENTS. From and after the date hereof, this Amendment Agreement shall be deemed a Loan Document for all purposes of the Credit Agreement, and each reference to Loan Documents in the Credit Agreement shall be deemed to include this Amendment Agreement.

              (f) APPLICABLE LAW. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

              (g) COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the date first above written.



                                   Very truly yours,



                                   CML GROUP, INC.


                                   By:
                                       ----------------------------------------
                                       Glenn E. Davis, Vice President -
                                       Finance


                                   NORDICTRACK, INC.
                                   NORDIC ADVANTAGE, INC.
                                   SMITH & HAWKEN, LTD.


                                   By:
                                       ----------------------------------------
                                       Glenn E. Davis, Vice President





Agreed to and Accepted By:

BANKBOSTON, N.A.
(f/k/a The First National Bank of Boston), individually and as Administrative Agent and Issuing Bank


By:
    ------------------------------------
    Name:
    Title:


ROTHSCHILD RECOVERY FUND, L.P.



By:
    ------------------------------------
    Name:
    Title:

                  CONSENT OF GUARANTORS AND FOREIGN GUARANTORS


       Each of the undersigned hereby acknowledges and consents to Amendment No. 1 to Credit Agreement, dated as of March 11, 1998, and agrees that the Guaranty dated as of April 17, 1996 and amended and restated as of August 28, 1997 executed by such Person in favor of the Administrative Agent and the Lenders or, as the case may be, the Foreign Guaranty dated in April 1996 executed by such Person in favor of the Administrative Agent and the Lenders, and all of the other Loan Documents to which such Person is a party remain in full force and effect, and such Person confirms and ratifies all of its obligations thereunder.



                                        OCR, INC.
                                        OBW, INC.
                                        WFH GROUP, INC.
                                        CML INTERNATIONAL (FSC), LTD.
                                        NORDICTRACK (U.K.) LTD.
                                        NORDIC ADVANTAGE OF
                                        ONTARIO, INC.
                                        NORDICTRACK GmbH
                                        OTNC, INC.
                                        BFPI, INC.



                                        By:
                                            -----------------------------------
                                            Glenn E. Davis, Vice President

                                                                  SCHEDULE 2.1.5
                                                          to Amendment Agreement
                                                         and to Credit Agreement


                             SUB-OVERADVANCE AMOUNTS


Nordictrack:
------------

                                                        Sub-Overadvance
                          Week Ended                        Amount
                          ----------                    --------------

                             3/7/98                     $    8,564,000
                            3/14/98                     $   12,784,000
                            3/21/98                     $   13,653,000
                            3/28/98                     $   17,726,000
                             4/4/98                     $   20,499,000
                            4/11/98                     $   21,232,000
                            4/18/98                     $   23,716,000
                            4/25/98                     $   24,688,000
                             5/2/98                     $   25,003,000
                         thereafter                     $0 until reset



S&H:
----

                                                       Sub-Overadvance
                          Week Ended                        Amount
                          ----------                    --------------

                             3/7/98                     $    1,844,000
                            3/14/98                     $    1,951,000
                            3/21/98                     $    2,766,000
                            3/28/98                     $    3,862,000
                             4/4/98                     $    4,723,000
                            4/11/98                     $    4,065,000
                            4/18/98                     $    3,923,000
                            4/25/98                     $    3,705,000
                             5/2/98                     $    2,786,000
                         thereafter                     $0 until reset



                                                                 SCHEDULE 10.5.2
                                                   TO AMENDMENT AGREEMENT AND TO
                                                                CREDIT AGREEMENT



                                ASSETS TO BE SOLD

A.     NordicTrack, Inc:

1.     104 Peavey Road
       Chaska, Carver County, MN 55318

       A purchase agreement for the sale of this building and certain personal property located therein was executed as of March 6, 1998. The approximate cash sale price for the building and personal property is $1,750,000 (assessed value for real property tax purposes for 1998 is $1,422,100). The closing date for this transaction is expected to be no later than June 1998.

2.     419 Minnesota Street
       St. Peter, Nicollet County, MN 55318

       A purchase agreement for the sale of this building and certain personal property located therein was executed as of February 25, 1998. The approximate cash sale price for the building and personal property is $565,000 (assessed value for real property tax purposes for 1998 is $289,500). The closing date for this transaction is expected to be no later than June 1998.

3.     11 Peavey Road
       Chaska, Carver County, MN 55318

       An offer to purchase this building and land related thereto was received on March 2, 1998. The cash sale price for the building and land per the March 2, 1998 offer is $2,000,000, which has not been accepted. The parties are continuing to negotiate although a potential closing date for this transaction cannot be ascertained at this time.

B.     CML, Group, Inc.:

1.     586 Higgins Crowell Road
       West Yarmouth, MA 02673

       This property was listed with a real estate broker in December 1997 for the purpose of selling such property. A date when such a sale would be consummated cannot be ascertained at this time.

2.     Corporate Headquarters Property
       524 Main Street
       Acton, MA 01720

       CML intends to sell this property, and the property shall be listed for sale promptly.

3.     The aircraft that is the subject of the Aircraft Security Agreement.

                                                                   SCHEDULE 11.4
                                                          to Amendment Agreement
                                                         and to Credit Agreement



                        MAXIMUM WEEKLY BORROWER EXPOSURE

Nordictrack:
------------

                                       Maximum                      Maximum
            Week Ended            Borrower Exposure                  Loans
            ----------            -----------------                 -------

               3/7/98             $   20,001,000               $   18,317,000
              3/14/98             $   24,217,000               $   22,530,000
              3/21/98             $   25,530,000               $   23,843,000
              3/28/98             $   28,834,000               $   27,147,000
               4/4/98             $   31,816,000               $   30,129,000
              4/11/98             $   32,753,000               $   31,070,000
              4/18/98             $   35,015,000               $   33,332,000
              4/25/98             $   35,953,000               $   34,270,000
               5/2/98             $   36,747,000               $   35,064,000
           thereafter             $0 until reset               $0 until reset



S&H:
----
                                       Maximum                     Maximum
            Week Ended            Borrower Exposure                 Loans
            ----------            -----------------                -------

              3/7/98               $   11,169,000              $    9,108,000
             3/14/98               $   11,025,000              $    9,307,000
             3/21/98               $   11,757,000              $   10,209,000
             3/28/98               $   12,749,000              $   11,415,000
              4/4/98               $   13,930,000              $   12,297,000
             4/11/98               $   13,705,000              $   12,078,000
             4/18/98               $   13,552,000              $   12,275,000
             4/25/98               $   13,431,000              $   12,275,000
              5/2/98               $   12,973,000              $   11,342,000
          thereafter               $0 until reset              $0 until reset


                                                                       EXHIBIT D
                                                          to Amendment Agreement
                                                         and to Credit Agreement



                             COMPLIANCE CERTIFICATE

                                                                         ANNEX A
                                                          to Amendment Agreement



                                 MONTHLY BUDGET

                                                                         ANNEX B
                                                          to Amendment Agreement



                                  WEEKLY BUDGET